Exhibit 10.2

BOOT BARN HOLDINGS, INC.
2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is dated as of [•], 2014, between Boot Barn Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in the table below (the “Recipient”).

Recipient	[•]

Number of Shares	[•](1)

Grant Date	[•](2)

Vesting Commencement Date	[•](3)

1.                                      Grant of Shares.  Subject to the terms and conditions of this Award Agreement and the Company’s 2014 Equity Incentive Plan (as the same may be amended, modified, supplemented or interpreted from time to time, the “Plan”), including without limitation the vesting provisions set forth in Section 2, the Company hereby issues to you, the Recipient, the above indicated number of shares (the “Shares”) of the common stock, par value $.0001 per share in the Company (the “Stock”), with effect as of the Grant Date specified above, solely in consideration of your continued service to and employment by the Company, the receipt and sufficiency of which the Company hereby acknowledges.

2.                                      Vesting.  As of the date of this Award Agreement, all of the Shares shall be subject to forfeiture (the Shares, while and to the extent so subject to the risk of forfeiture, being hereinafter referred to as “Unvested Shares”).  Unvested Shares shall vest, and shall no longer be subject to forfeiture under Section 3 hereof, as set forth in the remainder of this Section 2.  Unvested Shares which have vested in accordance with this Section 2 are hereinafter referred to as “Vested Shares”.  The vesting of the Shares may also be subject to any applicable provisions contained in any employment agreement between the Recipient and the Company or its subsidiaries (if any).

a)                           Vesting Based on Continued Service.  That portion of the Shares specified in the table below shall become Vested Shares on the date set opposite such number in the table below:

Portion of the Shares	Vesting Date
25%	First anniversary of the Grant Date
25%	Second anniversary of the Grant Date
25%	Third anniversary of the Grant Date

(1)  To be a number equal to grant amount (in dollars) / IPO price per share

(2)  To be immediately prior to the execution of the underwriting agreement

(3)  To be the same as the grant date.

Portion of the Shares	Vesting Date
25%	Fourth anniversary of the Grant Date

3.                                      Effect of Termination.

3.1.                            Unless otherwise expressly provided herein, no Unvested Shares shall become Vested Shares following the date (the Recipient’s “Termination Date”), reasonably fixed and determined by the Committee, of the voluntary or involuntary termination of your employment or other association with all of the Company and its Affiliates, for any or no reason whatsoever, including death or disability and an entity ceasing to be an Affiliate of the Company; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which your reemployment rights, if any, are guaranteed by statute or by contract.  As of your Termination Date, all of the then Unvested Shares shall be forfeited by you and any Permitted Transferee (as defined in Section 4 below).  As of your Termination Date, and without requirement of notice or other action, the Company shall become the legal and beneficial owner of the then Unvested Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name such Unvested Shares for no consideration whatsoever.

3.2.                            Notwithstanding any of other provision of this Award Agreement to the contrary, any otherwise Vested Shares held by you or a Permitted Transferee (as defined in Section 4 below) as of your Termination Date shall be treated as Unvested Shares and forfeited in accordance with the provisions of Section 3.1 if the Company or relevant Affiliate terminates your employment or other association for Cause, or at the termination of your employment or other association the Company or relevant Affiliate had grounds to terminate your employment or other association for Cause (whether then or thereafter determined) for Cause.  For this purpose, “Cause” means (a) your engaging in gross neglect of your duties with the Company and its Affiliates, or your fraud or dishonesty in connection with the performance of duties to the Company and its Affiliates, in either case which has a materially detrimental effect on the business or operations of the Company and its Affiliates; (b) your engaging in any willful violation of any applicable confidential, non-disclosure or securities trading policy or policies of the Company or an Affiliate; and (c) your conviction by a court of competent jurisdiction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony; provided, however, that if you and the Company or one of its Affiliates are parties to an employment or similar agreement in effect immediately prior to your Termination Date which defines cause, “Cause” shall mean “cause” as defined in said agreement.

4.                                      Restrictions on Transfer.  Subject to the remaining provisions of this Section, none of the Unvested Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii), after written notice to the Company identifying the transferee to the reasonable satisfaction of the Company, to a family member (within the meaning of Section 6.4 of the Plan, hereinafter referred to as “Permitted Transferees”).  All Permitted Transferees of Shares or any interest therein under (ii)

of the preceding sentence shall be required as a condition of such transfer to agree in writing, in form satisfactory to the Company, that they shall receive and hold such Shares or interest subject to the provisions of this Agreement, including, without limitation, the forfeiture conditions described herein.  Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Shares other than in accordance with this Section shall be void.  The Company shall not be required (i) to transfer on its books any Shares sold, transferred or otherwise disposed of in violation of this Section or (ii) to treat as owner of any Shares, to accord the right to vote Shares to, or to pay dividends in respect of Shares to, any person purporting to have acquired Shares or any beneficial interest therein unless such Shares or interest were acquired in compliance with the provisions of this Section.

5.                                      Legend.  All certificates representing any Unvested Shares shall have endorsed thereon, until they become Vested Shares, the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, THE POTENTIAL FORFEITURE OF THE SAME) OF THE BOOT BARN HOLDINGS, INC. 2014 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BY THE REGISTERED OWNER AND BOOT BARN HOLDINGS, INC., COPIES OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

6.                                      Retention of Certificate.  Any certificate or certificates evidencing any of the Unvested Shares shall be deposited with the Secretary of the Company.  Unvested Shares may also be held in a restricted book entry account in your name.

7.                                      Shareholder Rights.  Until they become Vested Shares, you or your Permitted Transferee shall have all the rights of a shareholder with respect to Unvested Shares, including the right to vote such Shares, except that (a) any right to transfer the Shares is set forth in Section 4, above, and (b) any dividends on payable Unvested Shares shall be paid only as, when, and if such Shares vest.  Any deferred dividends paid will be paid without interest or other earnings.

8.                                      Miscellaneous.

8.1.                            Remedies.  Each party hereto, in addition to being entitled to exercise all rights granted by law including recovery of damages (but subject to the remainder of this subsection), will be entitled to specific performance of his, her or its rights under this Award Agreement.  The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Award Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.  EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

8.2.                            Further Assurances.  The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Award Agreement.

8.3.                            Entire Agreement; Counterparts.  This Award Agreement, including the Plan, constitute the entire agreement of the parties with respect to the subject matter hereof.  This Award Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument.  In making proof of this Award Agreement it shall not be necessary to produce or account for more than one such counterpart.

8.4.                            Community Property.  To the extent the you reside in a jurisdiction in which community property rules apply, without prejudice to the actual rights of the spouses as between each other, for all purposes of this Award Agreement, you shall be treated as agent and attorney-in-fact for that interest held or claimed by your spouse with respect to these Shares and the parties hereto shall act in all matters as if you were the sole owner of the Shares.  This appointment is coupled with an interest and is irrevocable.

8.5                               Tax Matters.  Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Recipient’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the grant or the subsequent sale of any shares; (b) does not commit to structure the grant to reduce or eliminate Recipient’s liability for Tax-Related Items and (c) has not provided and is not providing Recipient with any advice regarding Tax-Related Items (including with respect to Section 83(b) of the Internal Revenue Code).  Recipient acknowledges that there may be adverse tax consequences upon disposition of the shares and that Recipient should consult a tax advisor prior to such exercise or disposition.

9.                                      Receipt of Plan.  The Shares were awarded under the Plan, which is incorporated herein by reference and to which this Award Agreement is subject in all respects.  All capitalized terms used in this Award Agreement and not otherwise defined shall have the meanings ascribed thereto in the Plan. You have reviewed and understand the Plan and this Award Agreement in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Award Agreement.  You hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, you and the Company have entered into this Award Agreement as of the Grant Date.

BOOT BARN HOLDINGS, INC.

By:
Signature of Recipient

Title:

[Signature Page to Award Agreement]